Exhibit 10.8.2
FIRST AMENDMENT
TO THE
COLT DEFENSE LLC
SALARIED RETIREMENT INCOME PLAN
     WHEREAS, effective November 4, 2002, Colt Defense LLC (herein referred to as the “Employer”) established the Colt Defense LLC Salaried Retirement Income Plan (herein referred to as the “Plan”) in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and
     WHEREAS, the Internal Revenue Service has requested certain amendments to the Plan, and the Employer has agreed to make such changes; and
     WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan;
     NOW, THEREFORE, effective as of January 1, 2005, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan to provide as follows:
     1. Section 1.49, Article 1, is hereby amended through deletion of the existing Section in its entirety, and its replacement by the following:
“1.49 YEARS OF PARTICIPATION SERVICE
The term Years of Participation Service means:
(a)	A period of twelve consecutive months following the Employee’s Employment Commencement Date during which he earned one thousand (1,000) Hours of Service.

(b)	If an Employee did not satisfy (a) above: one thousand (1,000) Hours of Service during any twelve (12) month Plan Year following the Employee’s Employment Commencement Date.

(c)	An Employee who satisfies the requirements of both paragraphs (a) and (b) above shall be credited with two (2) Years of Participation Service.

(d)	A Year of Service with other members of a controlled group or an affiliated service group included with the Employer shall be considered only for purposes of determining Years of Participation Service under this Section and Section 2.1.

(e)	If an Employee has not completed more than 501 or more Hours of Service with the Employer during the applicable 12-month computation period, he shall incur a One-Year Break in Service.”
     2. Paragraph (a) of Section 2.1, Article 2 shall be amended by deleting such paragraph in its entirety, and replacing it with the following:

“(a)	Age And Service Requirements: An Employee who is a member of an Eligible class of Employees will be eligible to enter the Plan as a Participant upon reaching Age 21 and completing 1 Year of Participation Service.”
     3. Section 2.2, Article 2, is hereby amended through deletion of the existing Section in its entirety, and its replacement by the following:
“2.2 ENTRY DATE
(a)	An Employee will enter the Plan on the first day of the month coincident with or next following the day he or she satisfies such requirements of Section 2.1(a), provided said Employee is still employed as of such date (or if not employed on such date, as of the date of rehire if a One-Year Break in Service has not occurred, as defined in Section 1.49.

(b)	If an Employee terminates employment, incurs a One-Year Break in Service prior to becoming a Participant under the Plan, he shall be considered a new Employee in the event of his subsequent reemployment by the Employer, and shall be again subject to the participation requirements of Section 2.1.

(c)	If an Employee incurs a One-Year Break in Service prior to becoming a Participant under the Plan but his employment has not terminated, he shall enter the Plan as soon as he completes the requirements of Section 2.1(a).

(d)	If the number of an Employee’s consecutive One-Year Breaks in Service equals or exceeds the greater of (A) five or (B) the aggregate number of his pre-break Years of Service, his Years of Participation Service prior to his Break in Service shall be forfeited, and he shall be deemed a new Employee for purposes of determining his Years of Participation Service under the Plan.”
     4. Subparagraph (b) of Section 4.1, Article 4, is hereby amended through deletion of the existing subparagraph in its entirety, and its replacement by the following:
“(b)	For each Plan Year beginning on or after March 23, 1990, Interest Credits shall be accumulated on the Benefit Account Balance at an annual rate equal to 6.5% credited monthly, compounded annually.”
     5. Section 10.2, Article 10, is hereby amended through deletion of the existing Section in its entirety, and its replacement by the following:
“10.2 MINIMUM BENEFIT
For any Plan Year during which the Plan is deemed to be a Top Heavy Plan, the Annual Accrued Benefit of a Non-Key Employee that is payable as a life annuity at his Normal Retirement Date shall be no less than the following:
(a)	A benefit equal to the Non-Key Employee’s average Compensation for the 5 calendar year period in which his Compensation is highest, times the lesser of (i) 2% multiplied by the number of the Non-Key Employee’s years of Vesting Service, where such service was earned while the Plan was a Top Heavy Plan and in a Plan

Year beginning after January 1, 1984, disregarding any Year of Vesting Service if the Plan was not Top Heavy for any Plan Year ending during such Year of Vesting Service, or (ii) 20%.

(b)	If a Non-Key Employee participates in this Plan and a defined contribution plan included in a required aggregation group which is top heavy, the minimum benefits shall be provided under this Plan pursuant to subsection (a) hereof,
Effective January 1, 2002, and for purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.”
     6. Section 10.6, Article 10, is hereby deleted in its entirety, and the existing Section 10.7 shall be renumbered as Section 10.6.
     IN WITNESS WHEREOF, the Employer has caused this First Amendment to the Plan to be executed by a duly authorized person this 21st day of April, 2005.

WITNESS	COLT DEFENSE LLC

By:
/s/ Deneen Silvers		/s/ Carlton S. Chen
	Title:	Secretary